Exhibit 1

     Persons with Whom Reporting Person Shares Dispositive Power. The name, business or residence address, principal occupation or employment (if any) of the persons with whom the Reporting Person shares voting and/or dispositive power with respect to the Shares reported in this Statement are set forth below. All of the persons listed below are U.S. citizens.

1.   Name:                         George H. and Dorothea Baird

     Residence Address:            441 Powells Lane
                                   Westbury, NY  11590

     Principal Occupation:         George H. Baird: Self-employed investor
                                   Dorothea Baird: Not employed

2.   Name:                         Dr. David Norman

     Residence Address:            29 Eucalyptus Road
                                   Belvedere, CA  94920

     Principal Occupation:         Radiologist, University of California,
                                   San Francisco

3.   Name:                         Steven Reiner

     Residence Address:            25 Country Club Drive
                                   Mill Valley, CA  94941

     Principal Occupation:         Self-employed urban planner

4.   Name:                         William J. and Florence Catacosinos

     Business Address:             Long Island Lighting Company
                                   175 East Old Country Road
                                   Hicksville, NY  11801

     Principal Occupation:         William J. Catacosinos: Chairman of the
                                   Board, Long Island Lighting Company
                                   Florence Catacosinos: Not employed

5.   Name:                         Leonard Spaglonetti

     Residence Address:            500 North Street
                                   Sausalito, CA  94965

     Principal Occupation:         Self-employed investor

6.   Name:                         Jack and Sasha Gottlieb

     Residence Address:            351 West 24th Street
                                   New York, NY  10011

     Principal Occupation:         Self-employed investors

7.   Name:                         Maida Lowin, as custodian for Jeremiah
                                   Lowin

     Residence Address:            21 Fox Run Lane
                                   Greenwich, Connecticut 06831

     Principal Occupation:         Attorney

8.   Name:                         Maida Lowin, as custodian for Gideon
                                   Lowin

     Residence Address:            21 Fox Run Lane
                                   Greenwich, Connecticut 06831

     Principal Occupation:         Attorney

9.   Name:                         Lowin Medical Research Foundation

     Residence Address:            21 Fox Run Lane
                                   Greenwich, Connecticut 06831

     Principal Occupation:         Not applicable

10.  Name:                         Dr. David Rosenfield

     Residence Address:            3382 Del Monte
                                   Houston, TX  77019

     Principal Occupation:         Neurologist, Baylor College of Medicine,
                                   Houston, Texas

11.  Name:                         James Catacosinos

     Business Address:             175 E. Old Country Road
                                   Hicksville, NY  11801

     Principal Occupation:         Film maker

12.  Name:                         William W. Catacosinos Jr.

     Business Address:             175 E. Old Country Road
                                   Hicksville, NY  11801

     Principal Occupation:         Utility company executive

     During the five years prior to the date hereof, none of the persons listed above has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding ending in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.